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                                                                Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-108361, 333-117550 and 333-117075) and in the
Registration Statements on Form S-8 (Nos. 333-33819, 333-76537, 333-85691,
333-108681 and 333-117069) of Developers Diversified Realty Corporation of our report dated March 15, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
March 16, 2005